Exhibit 99.1

WHITNEY HOLDING CORPORATION
228 ST. CHARLES AVENUE
NEW ORLEANS, LA 70130
www.whitneybank.com

NEWS RELEASE

CONTACT:	Thomas L. Callicutt, Jr.	FOR IMMEDIATE RELEASE
	Trisha Voltz Carlson	April 24, 2007
504/299-5208
tcarlson@whitneybank.com

WHITNEY REPORTS FIRST QUARTER 2007 EARNINGS

New Orleans, Louisiana. Whitney Holding Corporation (NASDAQ—WTNY) earned $37.0 million in the quarter ended March 31, 2007, compared with net income of $36.1 million for the first quarter of 2006. Per share earnings were $.56 per basic share and $.55 per diluted share in 2007’s first quarter, compared to $.58 and $.57, respectively, for the year-earlier period.
The Company’s financial information for the first quarter of 2007 includes the results from acquired operations since their acquisition dates. Whitney completed its acquisition of Signature Financial Holdings, Inc. (“Signature”), the parent of Signature Bank, headquartered in St. Petersburg, Florida, on March 2, 2007, in a transaction valued at approximately $61 million. Signature shareholders received $13 million in cash and the remainder in Whitney stock totaling 1.49 million shares. In April 2006, Whitney acquired First National Bancshares, Inc. of Bradenton, Florida (“Bradenton”), and its subsidiary, 1st National Bank and Trust. Each of these banks has been merged into Whitney National Bank (the “Bank”).
HIGHLIGHTS OF FIRST QUARTER FINANCIAL RESULTS
Net Interest Income
Whitney’s net interest income (TE) for the first quarter of 2007 increased $1.7 million, or 1%, compared to the first quarter of 2006. Average earning assets were stable between these periods. The net interest margin (TE) was 5.08% for the first quarter of 2007, up 6 basis points from the year-earlier period. The overall yield on earning assets increased 72 basis points from the first quarter of 2006. The main factors behind this yield improvement were the rise in benchmark rates for the large variable-rate segment of Whitney’s loan portfolio and a favorable shift in the mix

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of earning assets. The cost of funds increased 66 basis points between the first quarters of 2006 and 2007. This increase was driven by higher competitive market rates as well as a shift in the funding mix to higher-cost sources, as discussed below.
Net interest income (TE) for the first quarter of 2007 was down $2.1 million, or 2%, from the fourth quarter of 2006, with close to $2.0 million of this decrease related to the fewer number of days in the current period. Average earning assets increased 1% between these periods, mainly reflecting the Signature acquisition, while the net interest margin declined by 6 basis points, largely as a result of the shift in the funding mix.
Loans and Earning Assets
Average total loans for the first quarter of 2007, including loans held for sale, were up 9%, or $592 million, compared to the first quarter of 2006, with approximately 6%, or $387 million, associated with the operations acquired with Signature and Bradenton. Of the organic loan growth between these periods, approximately half was from commercial relationships, with the remainder related to both net growth in loans to finance commercial real estate and real estate construction and development activities and growth from home mortgage loan products generally targeted to the private client and higher net worth customer base. Loans comprised 77% of average earning assets in the first quarter of 2007 compared to 71% in the year-earlier period. Whitney had initially placed a significant portion of the funds from the deposit build-up following the 2005 hurricanes in short-term investments, which totaled $1.0 billion on average in the first quarter of 2006, or $700 million higher than in the first quarter of 2007.
Deposits and Funding
Average deposits in the first quarter of 2007 were down 4%, or $321 million, compared to the first quarter of 2006. The addition of $261 million in average deposits associated with the operations acquired in the interim was more than offset by an anticipated reduction in the post-storm deposit accumulation which had peaked around the end of the first quarter of 2006. Compared to the fourth quarter of 2006, average deposits increased less than 1%, or $42 million, in 2007’s first quarter, as the impact of acquired deposits was again partly offset by some further reduction in the post-storm deposit accumulation.
Noninterest-bearing deposits funded approximately 29% of average earning assets in the first quarter of 2007, and the percentage of funding from all noninterest-bearing sources was 34% for the period. These percentages, while down from their highpoints of 35% and 36%, respectively, in the first quarter of 2006, are comparable to or slightly above pre-storm levels. Higher-cost

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interest-bearing funds, which include time deposits and borrowings, funded 32% of average assets in 2007’s first quarter, compared to 27% in the year-earlier period. The current level of funding from higher-cost sources is up somewhat from pre-storm levels, reflecting in part the increased relative attractiveness of rates on these deposit products in response to higher market rates and increased use of the Company’s treasury-management deposit products by commercial customers with excess liquidity.
In late March 2007, Whitney Bank issued $150 million in subordinated notes to augment the Bank’s regulatory capital and enhance its capacity for future growth.
Provision for Credit Losses and Credit Quality
Whitney made a $2.0 million negative provision for credit losses in the first quarter of 2007, compared to a $2.0 million provision in the first quarter of 2006. There was a small net recovery of loan charge-offs in 2007’s first quarter, compared to net charge-offs of $2.8 million in the first quarter of 2006, or .17% of average loans on an annualized basis. The total of loans criticized through the Company’s credit risk-rating process increased $16 million from December 31, 2006 through the end of the first quarter of 2007, although nonperforming loans decreased $2.7 million over this same period. The Signature Bank portfolio added $17 million to the criticized loan total, substantially all in the least severe classification. Signature’s allowance for loan losses at acquisition totaled $2.8 million. Whitney has no meaningful exposure to “sub-prime” home mortgage loans.
Noninterest Income
Noninterest income increased 14%, or $2.9 million, from the first quarter of 2006. Deposit service charge income in the first quarter of 2007 was up 9%, or $.6 million. Whitney’s ability to generate deposit service charges had been limited in the first quarter of 2006 by the post-storm deposit build-up and some disruption to normal customer activity. Bank card fees, both credit and debit cards, increased a combined 6%, or $.2 million, in the first quarter of 2007. The addition of trust business from acquired operations, ongoing customer development efforts and generally favorable market conditions helped increase trust service fees by 23%, or $.6 million, for the first quarter of 2007. Fee income from Whitney’s secondary mortgage market operations in the first quarter of 2007 was $.4 million, or 27%, below the level in the year-earlier period. The categories comprising other noninterest income increased a combined $1.9 million compared to the first quarter of 2006. Whitney recognized net gains on sales of and other revenue from foreclosed assets totaling $3.0 million in the first quarter of 2007, an increase of $1.7 million from the total

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recognized in the first quarter of 2006. Fees from investment services and insurance brokerage operations grew a combined $.4 million, or 24%, compared to the first quarter of 2006.
Compared to the fourth quarter of 2006, noninterest income increased $3.0 million in the first quarter of 2007. The most significant factor was a $2.7 million increase in gains and other revenue from foreclosed assets.
Noninterest Expense
Noninterest expense in the first quarter of 2007 increased 9%, or $7.3 million, from 2006’s first quarter. Incremental operating costs associated with the Signature and Bradenton operations totaled approximately $2.4 million in the first quarter of 2007, and the amortization of intangibles acquired in these transactions added another $.8 million to expense for the current year’s first quarter. The cost of assistance in integrating Signature Bank into Whitney’s systems in the first quarter of 2007 totaled approximately $.9 million, of which $.8 million was included in expense for legal and other professional services.
Whitney’s personnel expense increased 6%, or $2.9 million, in total, including approximately $1.4 million for acquired staffs. During the first quarter of 2007, the Company amended its postretirement health benefit plan to eliminate the benefit for most employees and freeze benefit levels for remaining participants. A one-time credit related to this amendment reduced employee benefits expense by $.7 million compared to the first quarter of 2006, and plan expense for the remainder of 2007 is expected to be approximately $1.6 million below 2006’s level.
Net occupancy expense increased $2.2 million compared to the first quarter of 2006, with $.3 million associated with acquired operations. Initiatives implemented to reduce Whitney’s exposure to disasters and to make its disaster recovery plans and operating arrangements more resilient added approximately $.4 million of recurring expense to the first quarter of 2007. As a result of the catastrophic 2005 storm season, the Company saw the cost of its casualty insurance coverage in the current quarter increase by $.9 million compared to the first quarter of 2006. Net occupancy expense in the first quarter of 2007 also reflected a more normal level of maintenance and repair projects compared to the year-earlier period when activity was focused on the remediation of storm damage covered by insurance.
Equipment and data processing expense increased $1.6 million, of which approximately $.9 million was associated with the initiatives to improve operational resiliency in the event of a natural disaster, including the accelerated installation of a new and upgraded mainframe computer

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and related software. Acquired operations added $.2 million to this expense category for the first quarter of 2007.
Whitney expensed disaster-response costs, insurance claim management fees and casualty and operating losses directly related to the 2005 storms totaling $.6 million in the first quarter of 2007 and $2.5 million for the first quarter of 2006. These charges have been reported in the total of other noninterest expense.

Whitney Holding Corporation, through its banking subsidiary Whitney National Bank, serves the five-state Gulf Coast region stretching from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; to central and south Alabama; the panhandle of Florida; and the Tampa Bay metropolitan area of Florida.

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Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future. The forward-looking statements made in this release include, but may not be limited to, expectations about our operational resiliency in the event of natural disasters, information on deposit trends and comments on future expense levels for retirement benefits.
Whitney’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Whitney believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from those expressed in the Company’s forward-looking statements include, but are not limited to, those outlined in Whitney’s filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).
You are cautioned not to place undue reliance on these forward-looking statements. Whitney does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
(dollars in thousands, except per share data)	2007	2006	2006	2006	2006
INCOME DATA
Net interest income	$114,841	$116,954	$119,771	$121,249	$113,237
Net interest income (tax-equivalent)	116,397	118,531	121,344	122,804	114,744
Provision for credit losses	(2,000)	1,000	-	760	1,960
Noninterest income	24,049	21,024	21,348	21,243	21,176
Net securities gains in noninterest income	-	-	-	-	-
Noninterest expense	86,444	87,170	89,230	82,933	79,140
Net income	36,992	33,892	35,191	39,413	36,149

QUARTER-END BALANCE SHEET DATA
Loans	$7,253,581	$7,050,416	$6,852,640	$6,860,746	$6,488,639
Investment securities	1,849,425	1,886,093	1,980,664	1,822,119	1,725,357
Earning assets	9,674,585	9,277,554	9,203,856	9,489,364	9,518,326
Total assets	10,589,660	10,185,880	10,098,175	10,427,716	10,301,742
Noninterest-bearing deposits	2,757,885	2,947,997	2,864,705	3,087,502	3,189,552
Total deposits	8,524,235	8,433,308	8,199,700	8,623,661	8,683,776
Shareholders' equity	1,198,137	1,112,962	1,113,111	1,072,764	980,755

AVERAGE BALANCE SHEET DATA
Loans	$7,118,002	$6,960,981	$6,837,875	$6,792,224	$6,510,471
Investment securities	1,828,618	1,913,703	1,893,125	1,787,210	1,701,467
Earning assets	9,268,902	9,162,597	9,320,563	9,665,927	9,249,232
Total assets	10,133,651	10,039,062	10,218,601	10,552,631	10,162,685
Noninterest-bearing deposits	2,725,139	2,843,820	2,963,077	3,142,496	3,191,113
Total deposits	8,221,857	8,179,884	8,399,368	8,790,845	8,542,554
Shareholders' equity	1,145,101	1,126,915	1,095,628	1,061,216	975,456

PER SHARE DATA
Earnings per share
Basic	$.56	$.52	$.54	$.61	$.58
Diluted	.55	.51	.53	.60	.57
Cash dividends per share	$.29	$.27	$.27	$.27	$.27
Book value per share, end of period	$17.76	$16.88	$16.90	$16.31	$15.45
Trading data
High sales price	$33.26	$35.88	$37.00	$37.26	$36.17
Low sales price	29.07	31.23	34.42	33.80	27.27
End-of-period closing price	30.58	32.62	35.77	35.37	35.46
Trading volume	16,256,098	10,932,005	10,339,045	13,719,163	14,411,128

RATIOS
Return on average assets	1.48%	1.34%	1.37%	1.50%	1.44%
Return on average shareholders' equity	13.10	11.93	12.74	14.90	15.03
Net interest margin	5.08	5.14	5.17	5.09	5.02
Dividend payout ratio	53.16	52.79	50.79	45.04	47.41
Average loans as a percentage of average deposits	86.57	85.10	81.41	77.26	76.21
Efficiency ratio	61.55	62.46	62.53	57.57	58.23
Allowance for loan losses as a percentage of loans, end of period	1.06	1.08	1.09	1.18	1.37
Annualized net charge-offs (recoveries) as a percentage of average loans	(.01)	(.02)	.27	.73	.17
Nonperforming assets as a percentage of loans plus foreclosed assets and surplus property, end of period	.76	.81	.80	.83	1.02
Average shareholders' equity as a percentage of average total assets	11.30	11.23	10.72	10.06	9.60
Leverage ratio, end of period	9.02	8.76	8.35	7.82	7.99

Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income (excluding securities gains and losses).

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
DAILY AVERAGE CONSOLIDATED BALANCE SHEETS
	First	First
	Quarter	Quarter
(dollars in thousands)	2007	2006
ASSETS
EARNING ASSETS
Loans	$7,118,002	$6,510,471
Investment securities
Securities available for sale	1,555,679	1,474,087
Securities held to maturity	272,939	227,380
Total investment securities	1,828,618	1,701,467
Federal funds sold and short-term investments	302,810	1,002,586
Loans held for sale	19,472	34,708
Total earning assets	9,268,902	9,249,232
NONEARNING ASSETS
Goodwill and other intangible assets	329,408	229,224
Accrued interest receivable	47,379	49,491
Other assets	566,599	725,306
Allowance for loan losses	(78,637)	(90,568)

Total assets	$10,133,651	$10,162,685

LIABILITIES
INTEREST-BEARING LIABILITIES
Interest-bearing deposits
NOW account deposits	$1,054,403	$1,091,412
Money market investment deposits	1,197,889	1,107,573
Savings deposits	939,171	1,182,995
Other time deposits	771,233	717,317
Time deposits $100,000 and over	1,534,022	1,252,144
Total interest-bearing deposits	5,496,718	5,351,441

Short-term borrowings	603,541	514,411
Long-term debt	38,060	17,244
Total interest-bearing liabilities	6,138,319	5,883,096
NONINTEREST-BEARING LIABILITIES
Noninterest-bearing deposits	2,725,139	3,191,113
Accrued interest payable	19,783	12,862
Other liabilities	105,309	100,158
Total liabilities	8,988,550	9,187,229
SHAREHOLDERS' EQUITY	1,145,101	975,456

Total liabilities and shareholders' equity	$10,133,651	$10,162,685

EARNING ASSETS LESS
INTEREST-BEARING LIABILITIES	$3,130,583	$3,366,136

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	March 31	December 31	March 31
(dollars in thousands)	2007	2006	2006
ASSETS
Cash and due from financial institutions	$263,367	$318,165	$305,680
Federal funds sold and short-term investments	554,166	314,079	1,274,317
Loans held for sale	17,413	26,966	30,013
Investment securities
Securities available for sale	1,576,494	1,612,513	1,498,316
Securities held to maturity	272,931	273,580	227,041
Total investment securities	1,849,425	1,886,093	1,725,357
Loans	7,253,581	7,050,416	6,488,639
Allowance for loan losses	(76,912)	(75,927)	(89,209)
Net loans	7,176,669	6,974,489	6,399,430
Bank premises and equipment	185,838	175,109	152,628
Goodwill	332,418	291,876	204,089
Other intangible assets	25,081	23,327	24,049
Accrued interest receivable	46,604	48,130	43,256
Other assets	138,679	127,646	142,923
Total assets	$10,589,660	$10,185,880	$10,301,742

LIABILITIES
Noninterest-bearing demand deposits	$2,757,885	$2,947,997	$3,189,552
Interest-bearing deposits	5,766,350	5,485,311	5,494,224
Total deposits	8,524,235	8,433,308	8,683,776

Short-term borrowings	573,559	499,533	502,214
Long-term debt	168,955	17,394	17,159
Accrued interest payable	18,374	17,940	11,616
Other liabilities	106,400	104,743	106,222
Total liabilities	9,391,523	9,072,918	9,320,987
SHAREHOLDERS' EQUITY
Common stock, no par value	2,800	2,800	2,800
Capital surplus	395,872	343,697	257,751
Retained earnings	830,693	812,644	757,666
Accumulated other comprehensive income	(27,473)	(41,015)	(28,886)
Treasury stock at cost	(3,755)	(5,164)	(8,576)
Total shareholders' equity	1,198,137	1,112,962	980,755
Total liabilities and shareholders' equity	$10,589,660	$10,185,880	$10,301,742

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
	First	First
	Quarter	Quarter
(dollars in thousands, except per share data)	2007	2006
INTEREST INCOME
Interest and fees on loans	$134,259	$113,450
Interest and dividends on investments	20,646	17,750
Interest on federal funds sold and short-term investments	3,946	10,792
Total interest income	158,851	141,992
INTEREST EXPENSE
Interest on deposits	37,261	24,272
Interest on short-term borrowings	6,178	4,231
Interest on long-term debt	571	252
Total interest expense	44,010	28,755
NET INTEREST INCOME	114,841	113,237
PROVISION FOR CREDIT LOSSES	(2,000)	1,960
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	116,841	111,277
NONINTEREST INCOME
Service charges on deposit accounts	7,090	6,517
Bank card fees	3,700	3,486
Trust service fees	3,107	2,520
Secondary mortgage market operations	1,184	1,620
Other noninterest income	8,968	7,033
Securities transactions	-	-
Total noninterest income	24,049	21,176
NONINTEREST EXPENSE
Employee compensation	38,731	35,438
Employee benefits	8,398	8,836
Total personnel	47,129	44,274
Net occupancy	8,147	5,946
Equipment and data processing	5,862	4,264
Telecommunication and postage	3,120	2,667
Corporate value and franchise taxes	2,380	2,144
Legal and other professional services	2,926	1,511
Amortization of intangibles	2,901	2,255
Other noninterest expense	13,979	16,079
Total noninterest expense	86,444	79,140
INCOME BEFORE INCOME TAXES	54,446	53,313
INCOME TAX EXPENSE	17,454	17,164

NET INCOME	$36,992	$36,149

EARNINGS PER SHARE
Basic	$.56	$.58
Diluted	.55	.57

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	66,090,617	62,835,144
Diluted	67,156,190	63,950,543

CASH DIVIDENDS PER SHARE	$.29	$.27

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
SUMMARY OF INTEREST RATES (TAX-EQUIVALENT)*
	First	Fourth	First
	Quarter	Quarter	Quarter
	2007	2006	2006
EARNING ASSETS

Loans**	7.64%	7.61%	7.05%
Investment securities	4.79	4.79	4.46
Federal funds sold and short-term investments	5.28	5.28	4.37
Total interest-earning assets	7.00%	6.95%	6.28%

INTEREST-BEARING LIABILITIES

Interest-bearing deposits
NOW account deposits	1.14%	1.00%	.58%
Money market investment deposits	2.90	2.85	1.56
Savings deposits	.96	1.00	1.00
Other time deposits	3.56	3.36	2.51
Time deposits $100,000 and over	4.42	4.29	3.59
Total interest-bearing deposits	2.75	2.60	1.84

Short-term borrowings	4.15	4.19	3.34
Long-term debt	6.00	6.67	5.85
Total interest-bearing liabilities	2.91%	2.78%	1.98%

NET INTEREST SPREAD (tax-equivalent)
Yield on earning assets less cost of interest-
bearing liabilities	4.09%	4.17%	4.30%

NET INTEREST MARGIN (tax-equivalent)
Net interest income (tax-equivalent) as a
percentage of average earning assets	5.08%	5.14%	5.02%

COST OF FUNDS
Interest expense as a percentage of average interest-
bearing liabilities plus interest-free funds	1.92%	1.81%	1.26%
* Based on a 35% tax rate.
** Net of unearned income, before deducting the allowance for loan losses and including loans held for sale and loans accounted for on a nonaccrual basis.

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
LOAN QUALITY
	First	First
	Quarter	Quarter
(dollars in thousands)	2007	2006
ALLOWANCE FOR LOAN LOSSES
Allowance at beginning of period	$75,927	$90,028
Allowance of acquired banks	2,791	-
Provision for credit losses	(2,000)	2,000
Loans charged off	(2,688)	(3,629)
Recoveries on loans previously charged off	2,882	810
Net loans (charged off) recovered	194	(2,819)
Allowance at end of period	$76,912	$89,209

Annualized net charge-offs (recoveries) as a percentage of average loans	(.01)%	.17%

Annualized gross charge-offs as a percentage of average loans	.15%	.22%

Recoveries as a percentage of gross charge-offs	107.22%	22.32%

Allowance for loan losses as a percentage of loans, end of period	1.06%	1.37%

RESERVE FOR LOSSES ON
UNFUNDED CREDIT COMMITMENTS
Reserve at beginning of period	$1,900	$580
Provision for credit losses	-	(40)
Reserve at end of period	$1,900	$540

	March 31	December 31	March 31
(dollars in thousands)	2007	2006	2006
NONPERFORMING ASSETS
Loans accounted for on a nonaccrual basis	$53,250	$55,992	$65,494
Restructured loans	-	-	28
Total nonperforming loans	53,250	55,992	65,522
Foreclosed assets and surplus property	1,737	800	652
Total nonperforming assets	$54,987	$56,792	$66,174

Nonperforming assets as a percentage of loans plus foreclosed assets and surplus property, end of period	.76%	.81%	1.02%

Allowance for loan losses as a percentage of nonaccruing loans, end of period	144%	136%	136%

Allowance for loan losses as a percentage of nonperforming loans, end of period	144%	136%	136%

Loans 90 days past due still accruing	$7,299	$7,574	$3,956

Loans 90 days past due still accruing as a percentage of loans, end of period	.10%	.11%	.06%

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